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                                                                    Exhibit 23.3


                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the registration statements of Renal Treatment Centers, Inc. on Form S-3 (File Nos. 33-88418, 33-93060, 33-96828, 333-3716) and S-8 (File Nos. 33-85750, 33-94262) of our report dated July
14, 1995, except for Note 9 as to which the date is July 24, 1995, relating to the financial statements of the Wichita Dialysis Group, which report is included in the Form 8-K.



/s/Baird, Kurtz & Dobson
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Baird, Kurtz & Dobson

Wichita, Kansas
August 23, 1996

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